Your Vote Counts! *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V35662-P09451 INDUSTRIAL LOGISTICS PROPERTIES TRUST 2024 Annual Meeting Vote by May 29, 2024 11:59 PM ET You invested in INDUSTRIAL LOGISTICS PROPERTIES TRUST and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 30, 2024. Get informed before you vote View the Notice of Annual Meeting, Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 16, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. INVESTOR RELATIONS INDUSTRIAL LOGISTICS PROPERTIES TRUST 255 WASHINGTON STREET, SUITE 300 NEWTON, MASSACHUSETTS 02458 Vote Virtually at the Meeting* May 30, 2024 1:30 p.m., Eastern Time Virtually at: https://www.virtualshareholdermeeting.com/ILPT2024

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote on these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V35663-P09451 1. Election of Trustees Nominees (for Independent Trustee): Bruce M. Gans For Lisa Harris Jones For Joseph L. Morea For Kevin C. Phelan For June S. Youngs For Nominees (for Managing Trustee): Matthew P. Jordan For Adam D. Portnoy For 2. Advisory vote to approve executive compensation. For 3. Ratification of the appointment of Deloitte & Touche LLP as independent auditors to serve for the 2024 fiscal year. For